Exhibit 21.1
SUBSIDIARIES OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

1.	Swift Transportation Co., LLC, a Delaware limited liability company
2.	Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company
3.	Swift Leasing Co., LLC, a Delaware limited liability company
4.	Interstate Equipment Leasing, LLC, a Delaware limited liability company
5.	Common Market Equipment, LLC, a Delaware limited liability company
6.	Swift Transportation Co. of Virginia, LLC, a Delaware limited liability company
7.	Swift Transportation Services, LLC, a Delaware limited liability company
8.	M.S. Carriers, LLC, a Delaware limited liability company
9.	Swift Logistics, S.A. de C.V., a Mexican corporation
10.	Trans-Mex, Inc., S.A. de C.V., a Mexican corporation
11.	Mohave Transportation Insurance Company, an Arizona corporation
12.	Swift Intermodal, LLC, a Delaware limited liability company
13.	Swift Receivables Company II, LLC, a Delaware limited liability company
14.	Red Rock Risk Retention Group, Inc., an Arizona corporation
15.	Swift Academy LLC, a Delaware limited liability company
16.	Swift Services Holdings, Inc., a Delaware corporation
17.	Swift Logistics, LLC, a Delaware limited liability company
18.	Central Refrigerated Transportation, LLC, a Delaware limited liability company
19.	Swift Refrigerated Service, LLC, a Delaware limited liability company
20.	Swift Warehousing, LLC, a Delaware limited liability company
21.	National Tractor Trailer School, Inc., a New York corporation
22.	CDL Career Financing, LLC, a Delaware limited liability company
23.	UTXL, Inc., a Missouri corporation
24.	Iron Insurance Services LLC, a Delaware limited liability company
25.	Knight Refrigerated, LLC, an Arizona limited liability company
26.	Knight Logistics LLC, an Arizona limited liability company
27.	Knight Transportation Services, Inc., an Arizona corporation
28.	Knight Truck & Trailer Sales, LLC, an Arizona limited liability company
29.	Quad K, LLC, an Arizona limited liability company
30.	Iron Maintenance LLC, an Arizona limited liability company
31.	Squire Transportation, LLC, an Arizona limited liability company
32.	Knight Capital Growth, LLC, an Arizona limited liability company
33.	Knight Port Services, LLC, an Arizona limited liability company
34.	Kold Trans LLC, an Arizona limited liability company
35.	Barr-Nunn Transportation LLC., an Iowa limited liability company
36.	Sturgeon Equipment, Inc., an Iowa corporation
37.	Knight Transportation, Inc., an Arizona corporation (Knight’s former parent)
38.	Knight Air LLC, an Arizona limited liability company
39.	Knight 101 LLC, an Arizona limited liability company
40.	Strehl, LLC, an Arizona limited liability company
41.	Abilene Motor Express, LLC., a Virginia limited liability company
42.	AMX Leasing & Logistics, LLC, a Virginia limited liability company
43.	AT Services, LLC, a Virginia limited liability company
44.	Eleos Technologies LLC, a Virginia limited liability company
45.	AAA Cooper Transportation, a South Carolina corporation
46.	Spring Creek Leasing LLC, an Alabama limited liability company
47.	MME, Inc., a Delaware corporation
48.	Midwest Motor Express, Inc. a North Dakota corporation
49.	Midnite Express Inc., a North Dakota corporation
Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Knight-Swift Transportation Holdings Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.